Exhibit 5.1

OFFICES 2500 Wachovia Capitol Center Raleigh, North Carolina 27601	May 12, 2011	MAILING ADDRESS P.O. Box 2611 Raleigh, North Carolina 27602-2611

TELEPHONE: (919) 821-1220 FACSIMILE: (919) 821-6800
Cornerstone Therapeutics Inc.
1255 Crescent Green Drive
Suite 250
Cary, NC 27518
     Re: Cornerstone Therapeutics Inc. Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as counsel for Cornerstone Therapeutics Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3, as amended (the “Registration Statement”), to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration for issue and sale, from time to time pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Act, of (i) shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (ii) shares of the Company’s preferred stock, par value $0.001 per share (the “Preferred Stock”) and (iii) warrants to purchase shares of Common Stock or Preferred Stock (the “Warrants”) pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into between the Company and warrant agents to be named therein (each, a “Warrant Agent”).
     The Common Stock, the Preferred Stock and the Warrants are collectively referred to herein as the “Securities.” The maximum aggregate offering price of the Securities being registered is not to exceed $94,950,000. Capitalized terms not defined herein shall have the definitions ascribed to them in the Registration Statement.
     This opinion is furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K under the Act.
     We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement and the related form of prospectus included therein and (ii) such corporate documents, records and proceedings, minutes, consents, actions and resolutions and matters of law as we have deemed necessary for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conforming to originals of all documents submitted to us as certified copies or photocopies, and the authenticity of originals of such latter documents. As to certain factual matters, and without investigation or analysis of any underlying data contained therein, we have also relied upon oral or written statements of officers and other representatives of the Company, whom we believe to be responsible, in rendering the opinions set forth below.
     In expressing the opinions set forth below, we have assumed the following:
     (1) Immediately prior to the issuance of any shares of Common Stock, shares of Preferred Stock convertible into Common Stock or Warrants exercisable for shares of Common Stock, the Company will have available for issuance, under its Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), a sufficient number of authorized but unissued shares of Common Stock not reserved for another purpose as is necessary to provide for such issuance.

Cornerstone Therapeutics Inc.
May 12, 2011

     (2) Immediately prior to the issuance of any shares of Preferred Stock or Warrants exercisable for shares of Preferred Stock, the Company will have available for issuance, under the Certificate of Incorporation, a sufficient number of authorized but unissued shares of Preferred Stock not reserved for another purpose as is necessary to provide for such issuance.
     (3) The Registration Statement and any amendments thereto (including post-effective amendments) will have become effective, will be effective and will comply with all applicable laws, and rules and regulations under the Act, at the time any Securities are offered, and at the time any Securities are issued, as contemplated by the Registration Statement.
     (4) A prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws, and rules and regulations under the Act.
     (5) Any Securities being offered pursuant to a prospectus supplement will be issued and sold as contemplated in the Registration Statement and such prospectus supplement.
     (6) If applicable, a definitive purchase, underwriting or similar agreement with respect to any Securities to be sold (a “Purchase Agreement”) will have been duly authorized by all necessary corporate action of the Company and validly executed and delivered by the Company and the other parties thereto.
     (7) At the time any Securities are issued, the Company’s majority stockholder, Chiesi Farmaceutici S.p.A. (if its approval is required under the Certificate of Incorporation at the time of such issuance), will have approved the issuance of such Securities under the Registration Statement.
     (8) The Company is and will remain duly organized, validly existing and in good standing under applicable state law.
     (9) There shall not have occurred, prior to the date of issuance of any Securities, any change in law affecting the validity or enforceability of such Securities, and at the time of issuance and sale of any Securities, the Board of Directors of the Company (the “Board”) (or any committee thereof acting pursuant to authority properly delegated to such committee by the Board) shall not have taken any action to rescind or otherwise reduce its prior authorization of the issuance of such Securities.
     Based upon and subject to the foregoing, it is our opinion that:
     1. With respect to shares of Common Stock offered by the Company, (i) when an issuance of Common Stock has been duly authorized by all necessary corporate action of the Company, (ii) when shares of Common Stock are sold in accordance with the applicable provisions of the Purchase Agreement and for consideration not less than the par value per share thereof in the manner contemplated by the Registration Statement, the applicable prospectus supplement and such corporate action, and (iii) upon either the countersigning of the certificate representing the shares of Common Stock by a duly authorized signatory of the Company’s registrar for Common Stock or the book entry of such shares by the transfer agent for the Company’s Common Stock, such shares of Common Stock (including any Common Stock duly issued upon proper conversion or exercise of any Preferred Stock or Warrants in accordance with the terms of such Preferred Stock or Warrants, as applicable) will be validly issued, fully paid and nonassessable.
     2. With respect to the shares of any series of Preferred Stock offered by the Company, (i) when an issuance of Preferred Stock has been duly authorized by all necessary corporate action of the Company, including designation of the relative rights, preferences and limitations of any series of Preferred Stock by the Board, in accordance with the Certificate of Incorporation, Bylaws, applicable law, all instruments binding on the Company and any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (ii) when the Company has properly adopted and filed with the Secretary of State of the State of Delaware a Certificate

Cornerstone Therapeutics Inc.
May 12, 2011

of Designation relating to such series of Preferred Stock, (iii) when such shares of Preferred Stock are sold in accordance with the applicable provisions of the Purchase Agreement and for consideration not less than the par value per share thereof in the manner contemplated by the Registration Statement, the applicable prospectus supplement and such corporate action, and (iv) upon either the countersigning of the certificate representing the shares of Preferred Stock by a duly authorized signatory of the Company’s registrar for Preferred Stock or the book entry of such shares by the transfer agent for the Company’s Preferred Stock, such shares of Preferred Stock (including any Preferred Stock duly issued upon proper exercise of any Warrants in accordance with the terms of such Warrants) will be validly issued, fully paid and nonassessable.
     3. With respect to any Warrants offered by the Company, when (i) the related Warrant Agreement has been duly authorized, executed and delivered by a Warrant Agent and the Company, (ii) the specific terms of such Warrants have been duly authorized by the Board and established in accordance with such Warrant Agreement, the Certificate of Incorporation, Bylaws, applicable law, all instruments binding on the Company and any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iii) such Warrants have been duly authorized, executed and delivered in accordance with such Warrant Agreement and the Purchase Agreement against consideration therefor, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as may be limited by the effect of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights generally and the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), which may, among other things, deny rights of specific performance.
     This opinion is limited to the Delaware General Corporation Law (including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws), and we express no opinion as to the laws of any other jurisdiction.
     We consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to us in the Registration Statement and any amendment thereto. Such consent shall not be deemed to be an admission that our firm is within the category of persons whose consent is required under Section 7 of the Act or the regulations promulgated pursuant to the Act.
Sincerely yours,
/s/ Smith, Anderson, Blount, Dorsett, Mitchell &
Jernigan, L.L.P.
SMITH, ANDERSON, BLOUNT, DORSETT, MITCHELL &
JERNIGAN, L.L.P.